Exhibit 99.1

NMS Communications Announces Preliminary Financial Results for the Third Quarter Ended September 30, 2008

Provides Business Update for LiveWire Mobile, Inc.

FRAMINGHAM, Mass.--(BUSINESS WIRE)--October 23, 2008--NMS Communications Corporation (NASDAQ: NMSS), a leading provider of applications and platforms for value-added services in mobile telecommunications today announced preliminary financial results for the third quarter ended September 30, 2008 and is providing a business update on LiveWire Mobile.

NMS Communications Corporation currently expects to report total revenue in the range of $16.1 to $16.4 million, and GAAP net loss per share from continuing operations in the range of $(0.16) to $(0.15) for the quarter ended September 30, 2008. Non-GAAP net loss per share from continuing operations is expected to be in the range of $(0.10) to $(0.09). Expected non-GAAP results per share from continuing operations exclude approximately $0.06 of amortization of intangible assets, stock-based compensation expense and transaction costs. Cash, cash equivalents and marketable securities are expected to total approximately $4.6 million on September 30, 2008.

The NMS Communications Platforms business revenue was down slightly on a sequential basis in the third quarter due primarily to product that was shipped during the quarter but for which revenue was not recognized until the fourth quarter of 2008. LiveWire Mobile’s revenue increased slightly on a sequential basis in the third quarter, however, growth was negatively impacted due to the decline in the capex portion of the business coupled with delays in the expected launch of new managed services, primarily in Europe. These issues impacting LiveWire Mobile’s revenue are being addressed in the LiveWire Mobile business update.

Third quarter preliminary results are subject to change based on the completion of the Company’s final quarter-end review process. The Company accelerated their close process in advance of the proxy solicitation and shareholder approval process relative to the sale of the Communications Platforms business in order to provide an outlook on the LiveWire Mobile business.

LiveWire Mobile Business Update

The Company announced plans relating to its LiveWire Mobile business, including restructuring actions designed to further increase the Company’s focus on its managed services business and significantly lower the Company’s breakeven level.

LiveWire Mobile will undertake the following action:

  Focus exclusively on selling new managed services in North America, the largest long-term growth opportunity for the Company and in turn de-emphasize the focus on EMEA managed services. The focus on North American managed services is expected to significantly increase the Company’s percentage of total revenue generated from recurring revenue sources;
  More aggressively de-emphasize the capex channel portion of the business, which has been declining faster than anticipated, is less profitable due to the higher cost of goods sold and more unpredictable quarter-to-quarter due to the fact that it is not a recurring revenue source. As a result, the Company expects the capex business to be a much smaller contributor to revenue in 2009;
  Rightsize the organization to take into consideration the Company’s strategic focus on managed services and capital preservation. The Company expects its breakeven revenue rate to be reduced by approximately half as a result of the restructuring, inclusive of all corporate overhead costs. These actions will also enable the Company to minimize cash usage and end fiscal year 2009 with net cash balances of approximately $8 million, without additional borrowings; and
  Leverage the Company’s strategic focus to take advantage of a sizeable market opportunity and leading position to build a large, sustainable long-term business model with recurring revenues and an increased profitability profile.

As a result of these actions, LiveWire Mobile will be a leaner and more focused company, dedicating resources to the sustainable growth engines of the business. Growth is expected to be driven by a combination of growing the active subscriber base and increasing the revenue per active subscriber. This includes increasing the number of active subscribers from existing customers through the launch of new services from our expanded portfolio of offerings in our integrated ringback, ringtones and music storefront as well as growing the revenue per subscriber by increasingly adding higher ARPU subscription revenue to our existing a la carte revenue. In addition, we will look to selectively add new operator customers.

“We believe the actions we are undertaking are necessary to position the Company for sustainable growth and profitability. We continue to believe that the market opportunity for the LiveWire Mobile business is large and that our operator customers are moving towards integrated mobile personalization offerings and shifting towards a fully-outsourced managed services model,” said Joel Hughes, President, LiveWire Mobile. “We are excited about our long-term growth opportunity and, with the announced organizational changes and capital from the proposed sale of the NMS Communications Platforms business, LiveWire Mobile has the focus and resources to execute on its strategy.”

Additional Business Perspective

“In the third quarter, we signed a definitive agreement to sell the NMS Communications Platforms business to Dialogic Corporation. Over the course of the past two years we have separated our two businesses, and we believe this final step of selling the NMS Communications Platforms business is the best way to drive long-term value for our shareholders, employees and customers. We are confident about LiveWire Mobile’s ability to create significant shareholder value by executing on its growth initiatives and enhancing its early leadership position in the growing market for mobile personalization services,” said Bob Schechter, NMS Communications Corporation Chairman and CEO.

Subject to and effective immediately following the close of the proposed sale of the NMS Communication Platforms business, Joel Hughes will replace Bob Schechter as CEO of the Company and Todd Donahue will replace Herb Shumway as CFO of the Company. In addition, the Company will change its name to LiveWire Mobile, Inc. and currently has plans to change its ticker symbol. An application has been submitted to NASDAQ to reserve the ticker symbol “LVWR”.

Guidance

The guidance assumes the completion of the proposed sale of the NMS Communications Platforms business and the restructuring actions outlined above.

The Company expects to end fiscal year 2008 with cash balances of approximately $11 million, inclusive of the net proceeds of the proposed sale of the NMS Communication Platforms business and debt repayment.

The reorganization actions outlined above are expected to preserve capital and significantly reduce the breakeven revenue run rate and cash usage for the Company. The Company currently expects 2009 total revenue to grow modestly to approximately $20 million with significant year-over-year growth in managed services revenue partially offset by the planned de-emphasis of the capex portion of the business. Managed services are expected to contribute the majority of total revenue in 2009. In addition, for 2009, the Company expects to have a Non-GAAP net loss from continuing operations of approximately $3 million and to end the fiscal year with net cash balances of approximately $8 million inclusive of cash used in operations, lease obligations and the receipt of the cash in escrow from the proposed sale of the NMS Communications Platforms business. The Company also expects to be profitable and generate positive cash flow from operations in 2010.

NMS Conference Call and Web Cast

NMS Communications Corporation issues web casts for its conference calls to assure the broad dissemination of information in real time. The third quarter 2008 preliminary earnings results and LiveWire Mobile business update conference call, which is scheduled for 5:00 p.m. ET today, October 23, 2008, will be available live via the Internet by accessing the NMS web site at http://www.nmss.com under the Investor Relations section. Please go to the web site at least fifteen minutes prior to the call to register, download and install any necessary audio software. The webcast is also being distributed using CCBN's Investor Distribution Network to both institutional investors at StreetEvents (www.streetevents.com) and individual investors at www.companyboardroom.com.

A replay will be available on the website at http://ir.nmscommunications.com/events.cfm, or you may listen to the replay by calling 719-457-0820 and entering the passcode 5460577. The replay will be available from 8:00 p.m. ET, Thursday, October 23, 2008 until Midnight, Thursday, October 30, 2008.

Investors may also access an updated investor presentation at http://www.nmss.com under the Investor Relations section.

About NMS Communications Corporation

NMS Communications Corporation (NASDAQ:NMSS) is a leading provider of applications, platforms and technologies that make possible the rapid creation and deployment of a broad range of value-added services, from voice mail to IVR to ringback and mobile TV. Visit www.nmss.com for more information.

About LiveWire Mobile

LiveWire Mobile, a subsidiary of NMS Communications Corporation, is a global provider of managed personalization services for mobile operators. Our integrated suite of music and video services includes ringback tones, ringtones and full track downloads, as well as dedicated content and service marketing. LiveWire Mobile makes mobile personalization services easier to use and helps operators drive service usage and adoption. For more information, please visit www.livewiremobile.com.

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including forward-looking statements about our expected future financial and operating performance, demand for and performance of our products and growth opportunities and the proposed sale of the NMS Communications Platforms business to Dialogic Corporation (“Dialogic”).. These statements are based on management's expectations as of the date of this document and are subject to uncertainty and changes in circumstances. Actual results may differ materially from these expectations due to risks and uncertainties including, but not limited to, approval of the proposed sale of the NMS Communications Platforms business to Dialogic by NMS’s stockholders, receipt of required regulatory approvals, closing of the proposed sale within the anticipated timeframe, uncertainty in communications spending, the implementation of NMS’s strategy to focus exclusively on the LiveWire Mobile business, the implementation of the Company's strategic repositioning and market acceptance of the Company's managed services strategy, the receipt of less proceeds from the proposed sale of the NMS Communications Platforms business than is currently expected, the incurrence of greater restructuring costs than is currently expected, quarterly fluctuations in financial results, the Company's ability to exploit fully the value of its technology and its strategic partnerships and alliances, the availability of products from the Company's contract manufacturer and product component vendors and other risks. These and other risks are detailed from time to time in the Company's filings with the Securities and Exchange Commission, including the Company's annual report on Form 10-K for the year ended December 31, 2007. In addition, while management may elect to update forward-looking statements at some point in the future, management specifically disclaims any obligation to do so, even if its estimates change. Any reference to our website in this press release is not intended to incorporate the contents thereof into this press release or any other public announcement.

Use of Non-GAAP Financial Measures

In addition to reporting its financial results in accordance with generally accepted accounting principles, or GAAP, the Company has also provided in this release non-GAAP income (loss) from continuing operations, non-GAAP net income (loss) and non-GAAP earnings (loss) per share figures, which are non-GAAP financial measures adjusted to exclude certain non-cash and other specified expenses. The Company believes the use of non-GAAP measures in addition to GAAP measures is an additional useful method of evaluating it results of operations. Management uses these non-GAAP financial measures when evaluating the Company's financial results, as well as for internal planning and forecasting purposes. Specifically, the Company has excluded stock-based compensation, the other-than-temporary impairment of Verso common stock and amortization of intangible assets from its non-GAAP financial measures. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the expected results calculated in accordance with GAAP and reconciliations to those expected results should be carefully evaluated. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. A reconciliation between these non-GAAP financial measures on a GAAP basis and a non-GAAP basis is provided in a table at the end of this press release.

NMS Communications and LiveWire Mobile are trademarks of NMS Communications Corporation. All other brand or product names may be trademarks or registered trademarks of their respective holders.

NMS Communications Corporation
Reconciliation of GAAP to Non-GAAP Net Loss per Share from Continuing Operations
For the Three Months Ended September 30, 2008

	Ranges
	Low	High

GAAP net loss per share from continuing operations	$(0.16)	$(0.15)
Share-based compensation	0.01	0.01
Amortization of purchased intangibles	0.03	0.03
Transaction costs	0.02	0.02
Non-GAAP net loss per share from continuing operations	$(0.10)	$(0.09)

NMS Communications Corporation
Reconciliation of Projected GAAP to Non-GAAP Net Loss per Share from Continuing Operations
For the Year Ended December 31, 2009

(In millions)
Projected GAAP net loss from continuing operations	$(8.0)
Share-based compensation	1.1
Amortization of purchased intangibles	3.9
Projected Non-GAAP net loss from continuing operations	$(3.0)

CONTACT:
NMS Communications
Herb Shumway, CFO, 508-271-1481
Herb_Shumway@nmss.com
or
ICR, Inc.
Staci Mortenson, SVP, 203-682-8273
Staci.Mortenson@icrinc.com